Exhibit 4(c)(10)

Dated 15 April 2006

(1) CORGI INTERNATIONAL LIMITED
(aka ZINDART LIMITED)

(2) KENNETH B. FOWLER

___________________________________________

EMPLOYMENT AGREEMENT AMENDMENT

___________________________________________

THIS EMPLOYMENT AGREEMENT AMENDMENT (the “Amendment”) is made on the 15th day of April, 2006, between:

(1)
Corgi International Limited (aka Zindart Limited), a company incorporated under the laws of Hong Kong and whose registered office is at Unit 10, 16/F., Wah Wai Centre, 38-40 Au Pui Wan Street, Fo Tan, New Territories, Hong Kong (the "Company"); and

(2)	Kenneth B. Fowler of 18B The Manhattan, 33 Tai Tam Road, Tai Tam, Hong Kong ("Employee").

WHEREAS:-

(A)	The Company and Employee have entered into an Employment Agreement for Ken Fowler (the “Agreement”) on the 30th of August, 2002.

(B)	The Company and Employee mutually wish to amend the Agreement to modify the Terms of Employment as set out therein.

NOW THIS AMENDMENT HEREBY WITNESSES AS FOLLOWS:-

1.	Definitions

Unless otherwise indicated, all terms are as defined in the Agreement.

2.	Term of Employment; Termination

A.	The following terms supersede such similar terms as noted under clause 2, “Term of Employment; Termination” of the Agreement.
B.	Employment may be terminated by the Company without cause twelve (12) months after the Company gives written notice to Employee of his termination.
C.	Employee will have the right to work during the initial six (6) months of the notice period, while seeking other employment.
D.	Upon Employee’s or Company’s request during the notice period, Company will release Employee and provide to Employee pay in lieu of the remaining notice period.

IN WITNESS WHEREOF the parties have entered into this Amendment on the day and year first above written

SIGNED by George Volanakis	)
For and on behalf of CORGI	)
INTERNATIONAL LIMITED	)	/s/ George B. Volanakis
in the presence of:-)

/s/ Tina Chu
Witness Chu Ching Man

SIGNED by KENNETH B. FOWLER	)
in the presence of:-)		/s/ Kenneth B. Fowler

/s/ Christopher Franklin
Witness Christopher Franklin